Exhibit 99.1

Contact:	Charles L. Dunlap, CEO Gregory J. Pound, COO Frederick W. Boutin, CFO 303-626-8200

TRANSMONTAIGNE PARTNERS L.P. ANNOUNCES FINANCIAL RESULTS FOR THE YEAR AND THE THREE MONTHS ENDED DECEMBER 31, 2012

AND FILING OF ANNUAL REPORT ON FORM 10-K

March 12, 2013	Immediate Release

Denver, Colorado—TransMontaigne Partners L.P. (NYSE:TLP) today announced its financial results for the three months and year ended December 31, 2012.

FINANCIAL RESULTS

An overview of the financial performance for the year ended December 31, 2012, as compared to the year ended December 31, 2011, includes:

•                  Distributable cash flow generated during the year ended December 31, 2012 was $58.1 million compared to $53.1 million for the year ended December 31, 2011.

•                  The distribution declared per limited partner unit was $2.55 per unit for the year ended December 31, 2012, as compared to $2.48 per unit for the year ended December 31, 2011.

•                  Annual operating income for the year ended December 31, 2012 was $42.1 million compared to $50.1 million for the year ended December 31, 2011, principally due to the following:

•                  A one-time gain for the prior year ended December 31, 2011 of approximately $9.6 million from the contribution of the Brownsville light petroleum product storage business to the Frontera joint venture, in exchange for a cash payment of approximately $25.6 million and a 50% ownership interest.

•                  Revenue was $156.2 million compared to $152.3 million due to increases in revenue at the Gulf Coast, Midwest, River and Southeast terminals of approximately $0.7 million, $2.7 million, $1.5 million and $0.3 million, respectively, offset by decreases in revenue at the Brownsville terminals of approximately $1.2 million. The decrease in the Brownsville revenue is primarily attributable to our contribution of product storage capacity to the Frontera joint venture in the second quarter of 2011.

•                  Direct operating costs and expenses were $66.0 million compared to $64.5 million due to increases in direct operating costs and expenses at the Gulf Coast, Midwest, River and Southeast terminals of approximately $1.2 million, $0.6 million, $0.6 million and $0.2 million, respectively, offset by a decrease in direct operating costs and expenses at the Brownsville terminals of approximately $1.2 million.

•                  An increase in depreciation and amortization expense of approximately $0.6 million.

•                  Annual net earnings decreased to $38.6 million from $46.5 million and net earnings per limited partner unit - basic decreased to $2.31 per unit from $2.92 per unit due principally to the decrease in operating income discussed above.

An overview of the financial performance for the three months ended December 31, 2012, as compared to the three months ended December 31, 2011, includes:

•                  Distributable cash flow generated during the three months ended December 31, 2012 was $10.2 million compared to $13.6 million for the three months ended December 31, 2011.

•                  The distribution declared per limited partner unit was $0.64 per unit for the three months ended December 31, 2012, as compared to $0.63 per unit for the three months ended December 31, 2011.

•                  Quarterly operating income for the three months ended December 31, 2012 was $8.0 million compared to $11.5 million for the three months ended December 31, 2011, principally due to the following:

•                  Revenue was $40.1 million compared to $39.2 million due to increases in revenue at the Midwest, Brownsville and River terminals of approximately $0.9 million, $0.7 million and $0.3 million, respectively, offset by decreases in revenue at the Gulf Coast and Southeast terminals of approximately $0.8 million and $0.3 million, respectively.

•                  Direct operating costs and expenses were $19.6 million compared to $15.8 million due to increases in direct operating costs and expenses at the Gulf Coast, Midwest, Brownsville and Southeast terminals of approximately $1.5 million, $0.7 million, $0.6 million and $1.4 million, respectively, offset by a decrease in direct operating costs and expenses at the River terminals of approximately $0.4 million. The increase in direct operating costs and expenses is primarily attributable to the timing of repairs and maintenance across our terminaling and transportation facilities. For the year ended December 31, 2012, we incurred 40% of our total annual repairs and maintenance costs in the fourth quarter, whereas for the year ended December 31, 2011, we incurred repairs and maintenance costs more ratable throughout the year.

•                  An increase in depreciation and amortization expense of approximately $0.4 million.

•                  Quarterly net earnings decreased to $6.9 million from $10.5 million and net earnings per limited partner unit - basic decreased to $0.39 per unit from $0.65 per unit due principally to the decrease in operating income discussed above.

Our terminaling services agreements are structured as either throughput agreements or storage agreements.  Most of our throughput agreements contain provisions that require our customers to throughput a minimum volume of product at our facilities over a stipulated period of time, which results in a fixed amount of revenue to be recognized by us.  Our storage agreements require our customers to make minimum payments based on the volume of storage capacity made available to the customer under the agreement, which results in a fixed amount of revenue to be recognized by us.  We refer to the fixed amount of revenue recognized pursuant to our terminaling services agreements as being “firm commitments.”  Revenue recognized in excess of firm commitments and revenue recognized based solely on the volume of product distributed or injected are referred to as “variable.”  Our revenue was as follows (in thousands):

	Three months ended December 31,		Year ended December 31,
	2012	2011	2012	2011
Firm Commitments:
Terminaling services fees, net:
External customers	$8,308	$7,905	$32,412	$32,744
Affiliates	21,559	20,574	84,347	81,190
Total firm commitments	29,867	28,479	116,759	113,934
Variable:
Terminaling services fees, net:
External customers	829	593	2,814	2,585
Affiliates	(8)	(37)	(108)	(166)
Total	821	556	2,706	2,419
Pipeline transportation fees	1,662	1,503	5,656	4,746
Management fees and reimbursed costs	1,532	1,189	5,806	3,899
Other	6,208	7,512	25,312	27,294
Total variable	10,223	10,760	39,480	38,358
Total revenue	$40,090	$39,239	$156,239	$152,292

The amount of revenue recognized as “firm commitments” based on the remaining contractual term of the terminaling services agreements that generated “firm commitments” for the year ended December 31, 2012 was as follows (in thousands):

At December 31, 2012
Remaining terms on terminaling services agreements that generated “firm commitments”:
Less than 1 year remaining	$13,557
1 year or more, but less than 3 years remaining	84,574
3 years or more, but less than 5 years remaining	16,828
5 years or more remaining	1,800
Total firm commitments for the year ended December 31, 2012	$116,759

RECENT DEVELOPMENTS

On December 20, 2012, we acquired a 42.5% interest in Battleground Oil Specialty Terminal Company LLC, or BOSTCO, from Kinder Morgan Energy Partners, L.P., or Kinder Morgan, for approximately $79 million.  BOSTCO is a new black oil terminal under construction on the Houston Ship Channel designed for the handling of residual fuel, feedstocks, distillates and other black oils.  The initial phase of the BOSTCO project involves construction of 50 storage tanks with approximately 6.1 million barrels of storage capacity at an estimated cost of $425 million.  The BOSTCO facility’s docks will benefit from one of the deepest vessel drafts and nearest access points in the Houston Ship Channel and will be well positioned to capitalize on increasing exports of petroleum related products. The BOSTCO facility is scheduled to begin commercial operation in the fourth quarter of 2013.  Completion of the full 6.1 million barrels of storage capacity and related infrastructure is scheduled for the first half of 2014.

We funded our investment in BOSTCO utilizing additional borrowings under our credit facility, which we amended in connection with the purchase of the BOSTCO interest.  The amendment increased the maximum borrowing line of credit under the facility from $250 million to $350 million. The amendment also provided us with the ability to make future capital contributions to BOSTCO to fund its ongoing construction. Upon completion of the project, we expect our share of the total payments for the project to be approximately $183 million, which includes our purchase on December 20, 2012. Our investment in BOSTCO was approved by Morgan Stanley, who indirectly controls our general partner. Morgan Stanley’s approval was based on the specific facts and circumstances of the BOSTCO project and the structure of our investment, and is not indicative of whether Morgan Stanley will approve any other acquisition or investment that we may propose in the future.

On January 14, 2013, we announced a distribution of $0.64 per unit for the period from October 1, 2012 through December 31, 2012, payable on February 7, 2013 to unitholders of record on January 31, 2013.

LIQUIDITY AND CAPITAL RESOURCES

TransMontaigne Partners also released the following statements regarding its current liquidity and capital resources:

•                  On December 20, 2012, in connection with our repurchase of a 42.5% interest in BOSTCO, we amended our credit facility to increase our maximum borrowing line of credit from $250 million to $350 million. The amendment also provided us with the ability to make up to $225 million of investments in BOSTCO and to make an additional $75 million of “other permitted joint venture investments”, which may also include additional investments in BOSTCO. Prior to amendment, the credit facility permitted us to make up to only $125 million of joint venture investments in the aggregate.

•                  Management and the board of directors of our general partner have approved additional investments in BOSTCO and expansion capital projects that currently are, or will be, under construction with estimated completion dates that extend through the first quarter of 2014. At December 31, 2012, the remaining capital expenditures to complete the approved additional investments and expansion capital projects are estimated to be approximately $105 million. We expect to fund our future investments and expansion capital expenditures with additional borrowings under our credit facility.

•                  Our primary liquidity needs are to fund our working capital requirements, distributions to unitholders, approved investments, approved capital projects and approved future expansion, development and acquisition opportunities. We expect to initially fund our approved investments, approved capital projects and our approved future expansion, development and acquisition opportunities with additional borrowings under our credit facility.  After initially funding these expenditures with borrowings under our credit facility, we may raise funds through additional equity offerings and debt financings, which may include the issuance of senior unsecured notes. The proceeds of such equity offerings and debt financings may then be used to reduce our outstanding borrowings under our credit facility. The credit facility became effective March 9, 2011 and expires on March 9, 2016.  At December 31, 2012, our outstanding borrowings were $184 million.

Attachment A contains additional selected financial information and results of operations and Attachment B contains a computation of our distributable cash flow.

FILING OF ANNUAL REPORT ON FORM 10-K

TransMontaigne Partners L.P.’s Annual Report on Form 10-K was filed with the Securities and Exchange Commission on March 12, 2013 and was simultaneously posted to our website: www.transmontaignepartners.com.  Unitholders may obtain a hard copy of the Annual Report on Form 10-K containing TransMontaigne Partners L.P.’s complete audited financial statements for the year ended December 31, 2012 free of charge by contacting TransMontaigne Partners L.P., Attention: Investor Relations, 1670 Broadway, Suite 3100, Denver, Colorado 80202 or phoning (303) 626-8200.

CONFERENCE CALL

TransMontaigne Partners L.P. previously announced that it has scheduled a conference call for Tuesday, March 12, 2013 at 11:00 a.m. (ET) regarding the above information. Analysts, investors and other interested parties are invited to listen to management’s presentation of the Company’s results and supplemental financial information by accessing the call as follows:

(800) 230-1951

Ask for:

TransMontaigne Partners

A playback of the conference call will be available from 1:00 p.m. (ET) on Tuesday, March 12, 2013 until 11:59 p.m. (ET) on Tuesday, March 19, 2013 by calling:

USA:  (800) 475-6701

International:  (320) 365-3844

Access Code:  284246

ATTACHMENT A

SELECTED FINANCIAL INFORMATION AND RESULTS OF OPERATIONS

Selected results of operations data for the three months and years ended December 31, 2012 and 2011 are summarized below (in thousands, except per unit amounts):

	Three Months Ended December 31,		Year Ended December 31,
	2012	2011	2012	2011
Income Statement Data
Revenue	$40,090	$39,239	$156,239	$152,292
Direct operating costs and expenses	(19,641)	(15,795)	(65,964)	(64,498)
Direct general and administrative expenses	(1,203)	(1,463)	(4,810)	(4,703)
Gain on contribution of assets to Frontera	—	—	—	9,576
Operating income (loss)	7,969	11,474	42,143	50,120
Net earnings (loss)	6,923	10,500	38,572	46,520
Net earnings (loss) allocable to limited partners	5,654	9,298	33,415	42,105
Net earnings (loss) per limited partner unit—basic	$0.39	$0.65	$2.31	$2.92

	December 31, 2012	December 31, 2011
Balance Sheet Data
Property, plant and equipment, net	$427,701	$431,782
Investment in unconsolidated affiliates	105,164	25,875
Goodwill	8,736	8,716
Total assets	569,801	514,104
Long-term debt	184,000	120,000
Partners’ equity	348,737	351,876

Selected results of operations data for each of the quarters in the years ended December 31, 2012 and 2011 are summarized below (in thousands):

	Three months ended				Year ended
	March 31, 2012	June 30, 2012	September 30, 2012	December 31, 2012	December 31, 2012
Revenue	$38,833	$38,442	$38,874	$40,090	$156,239
Direct operating costs and expenses	(13,969)	(16,184)	(16,170)	(19,641)	(65,964)
Direct general and administrative expenses	(3,188)	785	(1,204)	(1,203)	(4,810)
Allocated general and administrative expenses	(2,695)	(2,695)	(2,695)	(2,695)	(10,780)
Allocated insurance expense	(897)	(898)	(897)	(898)	(3,590)
Reimbursement of bonus awards	(313)	(312)	(313)	(312)	(1,250)
Depreciation and amortization	(6,930)	(6,940)	(7,112)	(7,278)	(28,260)
Earnings (losses) from unconsolidated affiliates	107	328	217	(94)	558
Operating income	10,948	12,526	10,700	7,969	42,143
Other expense, net	(806)	(872)	(847)	(1,046)	(3,571)
Net earnings	$10,142	$11,654	$9,853	$6,923	$38,572

	Three months ended				Year ended
	March 31, 2011	June 30, 2011	September 30, 2011	December 31, 2011	December 31, 2011
Revenue	$39,136	$36,832	$37,085	$39,239	$152,292
Direct operating costs and expenses	(14,577)	(17,636)	(16,490)	(15,795)	(64,498)
Direct general and administrative expenses	(1,365)	(815)	(1,060)	(1,463)	(4,703)
Allocated general and administrative expenses	(2,616)	(2,617)	(2,616)	(2,617)	(10,466)
Allocated insurance expense	(823)	(822)	(823)	(822)	(3,290)
Reimbursement of bonus awards	(313)	(312)	(313)	(312)	(1,250)
Depreciation and amortization	(7,138)	(6,722)	(6,873)	(6,921)	(27,654)
Gain on contribution of assets to Frontera	—	9,576	—	—	9,576
Earnings (losses) from unconsolidated affiliates	—	233	(285)	165	113
Operating income	12,304	17,717	8,625	11,474	50,120
Other expense, net	(978)	(689)	(959)	(974)	(3,600)
Net earnings	$11,326	$17,028	$7,666	$10,500	$46,520

ATTACHMENT B

DISTRIBUTABLE CASH FLOW

The following summarizes our distributable cash flow for the periods indicated (in thousands):

	October 1, 2012 through December 31, 2012	January 1, 2012 through December 31, 2012

Net earnings	$6,923	$38,572
Depreciation and amortization	7,278	28,260
Amounts due under long-term terminaling services agreements, net	105	552
Amortization of deferred revenue—projects	(1,173)	(4,624)
Payments received upon completion of projects	484	484
Payments received upon completion of projects, (reserve)/reversal	95	1,828
Deferred equity-based compensation	77	398
Distributions paid to holders of restricted phantom units	(16)	(77)
Cash paid for purchase of common units	(63)	(454)
(Earnings) losses from unconsolidated affiliates	94	(558)
Distributions received from unconsolidated affiliates	243	1,435
Maintenance capital expenditures	(3,828)	(7,760)
“Distributable Cash Flow” generated during the period	$10,219	$58,056

Actual distribution for the period on all common units and the general partner interest including incentive distribution rights	$10,595	$42,093

Distributable cash flow is not a computation based upon generally accepted accounting principles.  The amounts included in the computation of our distributable cash flow are derived from the results of our operations for the three months and the year ended December 31, 2012. Distributable cash flow should not be considered in isolation or as an alternative to net earnings or operating income, as an indication of our operating performance, or as an alternative to cash flows from operating activities as a measure of liquidity.  Distributable cash flow is not necessarily comparable to similarly titled measures of other companies. Distributable cash flow is presented here because it is a widely accepted financial indicator used to compare partnership performance.   We believe that this measure provides investors an enhanced perspective of the operating performance of our assets, the cash we are generating and our ability to make distributions to our unitholders and our general partner.

About TransMontaigne Partners L.P.

TransMontaigne Partners L.P. is a terminaling and transportation company based in Denver, Colorado with operations primarily in the United States along the Gulf Coast, in the Midwest, in Brownsville, Texas, along the Mississippi and Ohio Rivers, and in the Southeast.  We provide integrated terminaling, storage, transportation and related services for customers engaged in the distribution and marketing of light refined petroleum products, heavy refined petroleum products, crude oil, chemicals, fertilizers and other liquid products.  Light refined products include gasolines, diesel fuels, heating oil and jet fuels; heavy refined products include residual fuel oils and asphalt.  We do not purchase or market products that we handle or transport.  News and additional information about TransMontaigne Partners L.P. is available on our website:  www.transmontaignepartners.com.

Forward-Looking Statements

This press release includes statements that may constitute forward-looking statements made pursuant to the safe harbor provision of the Private Securities Litigation Reform Act of 1995. Although the company believes that the expectations reflected in such forward-looking statements are based on reasonable assumptions, such statements are subject to risks and uncertainties that could cause actual results to differ materially from those projected. Important factors that could cause actual results to differ materially from the company’s expectations and may adversely affect its business and results of operations are disclosed in “Item 1A. Risk Factors” in the company’s Annual Report on Form 10-K for the year ended December 31, 2012, filed with the Securities and Exchange Commission on March 12, 2013.

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